AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 27, 2005

REGISTRATION NO. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TODCO

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE (STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	76-0544217 (I.R.S. EMPLOYER IDENTIFICATION NO.)

2000 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 800
HOUSTON, TEXAS 77042
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

TODCO 2005 LONG-TERM INCENTIVE PLAN
(FULL TITLE OF THE PLAN)

RANDALL A. STAFFORD
VICE PRESIDENT AND GENERAL COUNSEL
TODCO
2000 WEST SAM HOUSTON PARKWAY SOUTH, SUITE 800
HOUSTON, TX 77042
(713) 278-6000
(NAME, ADDRESS AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

CALCULATION OF REGISTRATION FEE

		PROPOSED MAXIMUM	PROPOSED MAXIMUM
TITLE OF SECURITIES	AMOUNT TO BE	OFFERING PRICE PER	AGGREGATE OFFERING	AMOUNT OF
TO BE REGISTERED	REGISTERED	SHARE (2)	PRICE (2)	REGISTRATION FEE
Class A Common Stock (par value $.01 per share) (1)	4,000,000 Shares	$21.47	$85,880,000	$10,108.08
Preferred stock purchase rights (3)	—	—	—	—

1.	Pursuant to Rule 416 under the Securities Act of 1933, shares issuable upon any split in shares, dividend in shares or similar transaction with respect to these shares are also being registered hereunder.

2.	Estimated solely for the purposes of calculating the amount of the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high and low price of the Registrant’s Class A common stock as reported on the New York Stock Exchange on May 25, 2005.

3.	Each share of our Class A common stock includes an associated preferred stock purchase right. Rights initially will trade together with the Class A common stock. Value attributed to such rights, if any is reflected in the market price of the Registrant’s Common stock.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     Item 1. Plan Information.

     The document(s) containing the employee benefit plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant shall furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3. Incorporation of Documents by Reference.

     This registration statement incorporates herein by reference the following documents, which have been filed with the Commission by TODCO, a Delaware corporation (the “Company”):

1.	The Company’s Annual Report on Form 10-K for the year ended December 31, 2004, filed March 15, 2005;

2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 filed May 5, 2005;

3.	The Company’s Current Reports on Form 8-K filed January 21, 2005, February 11, 2005, February 15, 2005 (only the information contained in Item 2.06), February 24, 2005, March 2, 2005, March 24, 2005, May 13, 2005 and May 17, 2005;

4.	The Company’s definitive proxy statement on Schedule 14A filed April 8, 2005; and

5.	The description of the Company’s Class A common stock, par value $.01 per share (“Class A common stock”) and preferred stock purchase rights contained in the Company’s registration statement on Form 8-A, filed February 5, 2004, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

     All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (excluding any information in those documents that is deemed by the Commission to be furnished not filed) subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

     Any statement contained in this Registration Statement, in any amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently-filed supplement to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.

     Not Applicable

     Item 5. Interests of Named Experts and Counsel.

     Not Applicable

     Item 6. Indemnification of Directors and Officers

     TODCO is incorporated under the laws of the State of Delaware. Section 145 (“Section 145”) of Title 8 of the Delaware Code gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

     Section 145 also gives a corporation power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. Section 145 further provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

     Section 145 also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

     TODCO’s Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the indemnification of and advancement of expenses to officers and directors to the fullest extent permitted by the Delaware General Corporation Law and include related provisions meant to facilitate the indemnitees’ receipt of such benefits. These provisions cover, among other things, (1) specification of the method of determining entitlement to indemnification and the selection of independent counsel that will in some cases make this determination, (2) specification of time periods by which some payments or determinations must be made and actions must be taken and (3) the establishment of specified presumptions in favor of an indemnitee. The benefits of some of these provisions are available to an indemnitee only if there has been a change in control. TODCO also expects to enter into indemnification agreements with its directors and executive officers that will provide for similar benefits.

     All of TODCO’s directors and officers will be covered by insurance policies maintained by TODCO against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Item 7. Exemption from Registration Claimed.

     Not Applicable

Item 8. Exhibits.

(a)	The following exhibits are filed as part of this Registration Statement or incorporated by reference:

Exhibit
Number	Description
4.1*	Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.2*	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.3*	Form of Rights Agreement between TODCO and The Bank of New York (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333- 101921)).

4.4*	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit A to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.5*	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.6*	TODCO 2005 Long Term Incentive Plan (incorporated by reference to the Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed April 8, 2005).

4.7*	Form of Director Annual Deferred Stock Unit Recipient Award Letter (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 13, 2005).

               The Company is a party to several debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii) (A) of Item 601(b) of Regulation S-K, the Company agrees to furnish a copy of such instruments to the Commission upon request.

5.1	Opinion of Randall A. Stafford, Vice President and General Counsel.

23.1	Consent of Randall A. Stafford, Vice President and General Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

*	Incorporated herein by reference as indicated.

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

Provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 26th day May, 2005.

TODCO
By	/s/ Jan Rask

Jan Rask
President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on May 26, 2005.

Signature	Title

/s/ Jan Rask	President and Chief Executive Officer and Director

Jan Rask	(Principal Executive Officer)

/s/ T. Scott O’Keefe	Senior Vice President and Chief Financial Officer

T. Scott O’Keefe	(Principal Financial Officer)

/s/ Dale W. Wilhelm	Vice President and Controller

Dale W. Wilhelm	(Principal Accounting Officer)

*	Director

Thomas N. Amonett

*	Director

Suzanne V. Baer

*	Director

R. Don Cash

*	Director

Thomas M Hamilton

*	Director

Thomas R. Hix

*	Director

J. Michael Talbert

* By:	/s/ Randall A. Strafford

Randall A. Stafford
(Attorney-in-Fact)

Index to Exhibits

Exhibit
Number	Description
4.1*	Third Amended and Restated Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.2*	Amended and Restated Bylaws (incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.3*	Form of Rights Agreement between TODCO and The Bank of New York (incorporated herein by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333- 101921)).

4.4*	Form of Certificate of Designations of Series A Junior Participating Preferred Stock (incorporated herein by reference to Exhibit A to Exhibit 3.3 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.5*	Specimen Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 (Registration No. 333-101921)).

4.6*	TODCO 2005 Long Term Incentive Plan (incorporated by reference to the Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A filed April 8, 2005).

4.7*	Form of Director Deferred Stock Unit Recipient Award Letter (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 13, 2005).

               The Company is a party to several debt instruments under which the total amount of securities authorized does not exceed 10% of the total assets of the Company and its subsidiaries on a consolidated basis. Pursuant to paragraph 4(iii) (A) of Item 601(b) of Regulation S-K, the Company agrees to furnish a copy of such instruments to the Commission upon request.

5.1	Opinion of Randall A. Stafford, Vice President and General Counsel.

23.1	Consent of Randall A. Stafford, Vice President and General Counsel (included in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP.

24.1	Powers of Attorney.

*	Incorporated herein by reference as indicated.